CARMAX RAISES COMPARABLE STORE SALES EXPECTATIONS;
              NOW EXPECTS THIRD QUARTER EPS OF 17(cent) OR 18(cent)


Richmond, Va., November 16, 2004 - For the third quarter ending
November 30, 2004, CarMax, Inc. (NYSE: KMX) today:

  |X| Raised comparable store used unit performance expectations to growth of 2% or 3%, and
  |X| Revised earnings per share expectations to 17 cents or 18 cents, which includes a favorable adjustment in the valuation of its retained interests in securitized receivables of approximately 1 cent per share.

On September 20, 2004, CarMax had issued third quarter expectations of comparable store used unit performance in the range of -8% to -2% and earnings per share in the range of 12 cents to 17 cents.

"Used car sales trends are stronger thus far this quarter than the performance we experienced this summer," said Austin Ligon, president and chief executive officer. "Generally we are seeing a typical autumn model-year-changeover period, with used car prices falling in line with historical norms. We may yet see the wholesale market adjust even further than seasonally, helping remove any remaining imbalance in the price gap between used cars and new cars that may be left over from the spring and summer, but that has not yet occurred.

 "We believe that we also are recovering some of the sales lost to severe weather in Florida and the southeastern United States during August and early September," Ligon said. "DRIVE is contributing approximately 3% to comp sales this quarter. We began testing DRIVE in the fiscal fourth quarter last year. While DRIVE sales are incremental, they contribute much lower gross profit.

"Our revised sales and earnings per share estimates reflect our sales trends, which have strengthened through the quarter," said Ligon. "As expected, margins are under pressure because of the seasonal declines in wholesale values and the lower margin contribution on DRIVE-financed sales. We are also experiencing lower service margins and higher-than-forecast SG&A expenses. Store unit bonuses are reflecting the stronger sales we are seeing, and, therefore the store bonuses are higher than we had forecast.

"Earnings will benefit from a favorable adjustment to our retained interests in securitized receivables, " Ligon said. "The net loss rates on our more recent securitizations have been trending consistently lower than we assumed. This adjustment will contribute approximately 1 cent to third quarter EPS."

                                     -more-


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CarMax, Inc.
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CarMax will issue third quarter comparable store sales on Monday, December 6,
2004, before the opening of the New York Stock Exchange.

About CarMax
------------

CarMax, a Fortune 500 company, is the nation's leading specialty retailer of used cars. Headquartered in Richmond, Va., CarMax currently operates 56 used car superstores in 26 markets. CarMax also operates 10 new car franchises, all of which are integrated or co-located with its used car superstores. During the twelve month period ended August 31, 2004, the company sold 230,653 used cars, which is 91 percent of the total 252,169 vehicles the company sold during that period. For more information, access the CarMax Web site at www.carmax.com.

Forward-Looking Statements
--------------------------

The company cautions readers that the statements in this release about the company's future business plans, operations, opportunities, or prospects, including without limitation any statements or factors regarding expected sales, margins, or earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results. For more details on factors that could affect expectations, see the company's Annual Report on Form 10-K for the fiscal year ended February 29, 2004, and its quarterly or current reports as filed with or furnished to the Securities and Exchange Commission.

                                       ###

Contacts
--------
Investors and Financial Media:
       Dandy Barrett, Assistant Vice President, Investor Relations,(804)935-4591 Celeste Gunter, Manager, Investor Relations, (804) 935-4597

General Media:
       Lisa Van Riper, Assistant Vice President, Public Affairs, (804) 935-4594